UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

Slam Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Hudson Yards, 47th Floor, Suite C New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLAMU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	SLAM	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLAMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2022, Slam Corp. (the “Company”) announced the appointment of Ann Berry as a new director of the Company. Ms. Berry has been appointed to serve on the audit committee and compensation committee of the Company, with such appointment effective upon her becoming a director of the Company.

Ann Berry has over 15 years of finance and investing experience. Ms. Berry has served as the Chief Investment Officer at Wheelhouse, the media, marketing and commerce platform, since February 2021. Ms. Berry leads Wheelhouse’s direct investments in high growth technology and consumer businesses. Ms. Berry also serves as a Senior Advisor at Cornell Capital, a $5 billion private investment firm founded by the former Vice Chairman of Goldman Sachs’ Merchant Banking Division. Ms. Berry was a Partner and Investment Committee member at Cornell Capital until January 2021 and previously spent her career in New York at Goldman Sachs’ Merchant Banking Division from 2008 to 2017. She began her career in London in Goldman Sachs’ Mergers & Strategic Advisory Group, followed by the European Merchant Banking Division. At Goldman Sachs and Cornell Capital, Ms. Berry invested private equity funds by executing on leveraged buy outs of businesses across sectors and served as a Director of PureStar Linen Group (CC PS Parent LLC), Blue Mistral, LLC, GCA Services Group, Inc., U.S. Security Associates, Inc., Interline Brands Inc. and Cognition Financial Corporation (formerly, The First Marblehead Corporation). Ms. Berry is a regular TV contributor on Bloomberg, CNBC and Fox Business Network. Ms. Berry earned a Bachelor of Arts with First Class honors from the University of Cambridge and a Master of Business Administration with High Distinction (Baker Scholar) from Harvard Business School, which she attended as a Kennedy Memorial Scholar.

The board of directors of the Company has affirmatively determined that Ms. Berry meets the applicable standards for an independent director under both the rules of the Nasdaq Capital Market and Rule 10A-3 under the Securities Exchange Act of 1934.

Ms. Berry will not be compensated by the Company for her services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Ms. Berry is expected to enter into an indemnity agreement, registration and shareholder rights agreement and a letter agreement with the Company on the same terms as the indemnity agreements, registration and shareholder rights agreement and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2022

SLAM CORP.

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Chairman